As filed with the Securities and Exchange Commission on April 29, 2003

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        OCCIDENTAL PETROLEUM CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                          95-4035997
          (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)          IDENTIFICATION NO.)

                  10889 WILSHIRE BOULEVARD
                  LOS ANGELES, CALIFORNIA                     90024
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                        OCCIDENTAL PETROLEUM CORPORATION
                        2001 INCENTIVE COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)

                    DONALD P. DE BRIER, ESQ., GENERAL COUNSEL
                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                             LOS ANGELES, CALIFORNIA
                                 (310) 208-8800
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

=====================   ==================   =================   ==================   ==================
                                                  Proposed            Proposed
                              Amount              Maximum             Maximum
 Title of Securities           to be           Offering Price         Aggregate            Amount of
   to be Registered         Registered           Per Share(1)      Offering Price(1)   Registration Fee
---------------------   ------------------   -----------------   ------------------   ------------------
    Common Stock,
   $.20 par value
     (including           10,000,000 (2)           $30.03         $300,300,000.00         $24,294.27
   Preferred Stock
   Purchase Rights)
=====================   ==================   =================   ==================   ==================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the amount of the registration fee based on the average of the high and low price for the Common Stock on April 25, 2003.

(2) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the results of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                                     PART II
                                     -------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Annual Report on Form 10-K of Occidental Petroleum Corporation ("Occidental" or the "Registrant") for the year ended December 31, 2002;

     (b) Current Reports on Form 8-K, dated January 29, 2003, April 22, 2003, and April 25, 2003; and

     (c) The description of the Common Stock contained in the Registration Statement on Form 8-B, dated June 26, 1986 (as amended by Form 8, dated December 22, 1986, Form 8, dated February 3, 1988, Form 8-B/A, dated July 12, 1993, Form 8-B/A, dated March 21, 1994, and Form 8-B/A, dated November 2, 1995 and including any amendment or report filed for the purpose of updating such descriptions subsequent to the date of this Registration Statement).

     All documents filed by the Registrant or the Occidental Petroleum Corporation 2001 Incentive Compensation Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of delivery of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the Common Stock registered pursuant hereto has been passed upon by Linda S. Peterson, an Associate General Counsel of the Registrant. Ms. Peterson beneficially owns, and has rights to acquire under employee stock options, an aggregate of less than 1% of the outstanding shares of Common Stock of Occidental.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). Occidental's Restated Certificate of Incorporation provides for the elimination of personal liability of its directors to the full extent permitted by the Delaware General Corporation Law and Occidental has entered into indemnification agreements with each director and certain officers providing for additional indemnification. Article VIII of Occidental's By-laws provides that Occidental shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, Occidental has insurance policies that provide liability coverage to directors and officers while acting in such capacities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.  EXHIBITS

   3.(i) Restated Certificate of Incorporation of Occidental, dated November 12, 1999 (incorporated by reference to Exhibit 3.(i) to the Annual Report on Form 10-K of Occidental for the fiscal year ended December 31, 1999, File No. 1-9210).

   3.(i)(a) Certificate of Change of Location of Registered Office and of Registered Agent, dated July 6, 2001 (filed as Exhibit 3.1(i) to the Registration Statement on Form S-3 of Occidental, File No. 333-82246).

   3.(ii)      By-laws of Occidental, as amended through April 24, 2003.

   5.1         Opinion of Linda S. Peterson, Esq.

  23.1         Consent of Linda S. Peterson, Esq. (Included in Exhibit 5.1).

  23.2         Consent of KPMG LLP.

  24.1         Power of Attorney (Reference is hereby made to page 4).

  99.1 Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended through April 25, 2003.


ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Donald
P. de Brier, Robert E. Sawyer and Linda S. Peterson his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, here ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Occidental Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 29, 2003.


                                           OCCIDENTAL PETROLEUM CORPORATION


                                           By:       /s/ RAY R. IRANI
                                              ----------------------------------
                                                         Ray R. Irani
                                              Chairman of the Board of Directors
                                                  and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                               TITLE                         DATE
           ---------                               -----                         ----

      /s/ RAY R. IRANI                Chairman of the Board of              April 29, 2003
-------------------------------         Directors and Chief Executive
          Ray R. Irani                  Officer

   /s/ STEPHEN I. CHAZEN              Chief Financial Officer and           April 29, 2003
-------------------------------         Executive Vice President -
       Stephen I. Chazen                Corporate Development

/s/ SAMUEL P. DOMINICK, JR.           Vice President and Controller         April 29, 2003
-------------------------------         (Chief Accounting Officer)
    Samuel P. Dominick, Jr.


    /s/ RONALD W. BURKLE              Director                              April 29, 2003
-------------------------------
        Ronald W. Burkle


    /s/ JOHN S. CHALSTY               Director                              April 29, 2003
-------------------------------
        John S. Chalsty


  /s/ EDWARD P. DJEREJIAN             Director                              April 29, 2003
-------------------------------
      Edward P. Djerejian


    /s/ R. CHAD DREIER                Director                              April 29, 2003
-------------------------------
        R. Chad Dreier


     /s/ JOHN E. FEICK                Director                              April 29, 2003
-------------------------------
         John E. Feick


    /s/ DALE R. LAURANCE              Director                              April 29, 2003
-------------------------------
        Dale R. Laurance


    /s/ IRVIN W. MALONEY              Director                              April 29, 2003
-------------------------------
        Irvin W. Maloney


    /s/ RODLOFO SEGOVIA               Director                              April 29, 2003
-------------------------------
        Rodolfo Segovia


      /s/ AZIZ SYRIANI                Director                              April 29, 2003
-------------------------------
          Aziz Syriani


    /s/ ROSEMARY TOMICH               Director                              April 29, 2003
-------------------------------
        Rosemary Tomich


   /s/ WALTER L. WEISMAN              Director                              April 29, 2003
-------------------------------
       Walter L. Weisman

                                INDEX TO EXHIBITS

EXHIBIT
 NUMBER                     DESCRIPTION
-------

  3.(ii)  By-laws of Occidental, as amended through April 24, 2003.

  5.1     Opinion of Linda S. Peterson, Esq.

  23.1    Consent of Linda S. Peterson, Esq. (Included in Exhibit 5.1).

  23.2    Consent of KPMG LLP

  24.1    Power of Attorney (Reference is hereby made to page 4).

  99.1 Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended through April 25, 2003.